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                                                                   Exhibit 23.0

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the following Registration Statements of our report dated February 11, 2002, with respect to the consolidated financial statements and schedule of FTI Consulting, Inc. and subsidiaries included in the Annual Report (Form 10-K) for the year ended December 31, 2001.

Registration Statements on Form S-8:

                                                  Registration
Name                                              Number         Date Filed
--------------------------------------------------------------------------------
1992 Stock Option Plan, as Amended                333-19251      January 3, 1997
Employee Stock Purchase Plan                      333-30173      June 27, 1997
1997 Stock Option Plan                            333-30357      June 30, 1997
1997 Stock Option Plan, as Amended                333-32160      March 10, 2000
1997 Stock Option Plan, as Amended and
Employee Stock Purchase Plan, as Amended          333-64050      June 28, 2001


                                                           /s/ Ernst & Young LLP

Baltimore, Maryland
March 25, 2002